UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2017
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IHS MARKIT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36495	98-1166311
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

4th Floor, Ropemaker Place
25 Ropemaker Street
London, England
EC2Y 9LY
(Address of principal executive offices and zip code)
+44 20 7260 2000
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: N/A
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective as of February 15, 2017, Heather Matzke-Hamlin, the current Senior Vice President and Chief Accounting Officer of IHS Markit Ltd. (IHS Markit), will step down from that position and serve as an advisor to the Chief Financial Officer of IHS Markit.

(c) Effective as of February 15, 2017, Michael Easton, 44, will become Senior Vice President and Chief Accounting Officer for IHS Markit. Previously, Mr. Easton was Senior Vice President-Financial Planning and Analysis of IHS Markit since July 2016 and of IHS Inc. from October 2012 to July 2016. Prior to joining IHS Inc., Mr. Easton was a Senior Manager at Ernst & Young LLP and spent over 14 years in audit services. Mr. Easton holds a master’s degree in accounting from Brigham Young

University and is a Certified Public Accountant in the state of Colorado. Mr. Easton’s compensation consists of an annual salary of $325,000 and he is eligible for annual variable compensation and long term incentive equity awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: January 30, 2017	By:	/s/ Todd S. Hyatt
Todd S. Hyatt
Executive Vice President and Chief Financial Officer